SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2001

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21949 (Commission File No.)	95-4591529 (IRS Employer Identification No.)

3120 Lake Center Drive
Santa Ana, California 92704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (714) 825-5200

Item 5. Other Events.

      On June 1, 2001, PacifiCare Health Systems, Inc. (the “Corporation”) announced that it was commencing a tender offer and consent solicitation (the “Tender Offer”) for all of the 7% Senior Notes due 2003 (the “Notes”) of PacifiCare Health Plan Administrators, Inc., its wholly-owned subsidiary, pursuant to its Offer to Purchase and Consent Solicitation Statement dated June 1, 2001 (the “Offer to Purchase”).

      On June 15, 2001, the Corporation announced the expiration at 5:00 p.m., New York City time, on June 14, 2001 (the “Consent Time”), of its consent solicitation pursuant to the Offer to Purchase. The Corporation received the noteholder consents required to enable the elimination of substantially all restrictive covenants and certain events of default provisions in the indenture governing the Notes, as described in the Offer to Purchase. The Corporation also announced that a supplemental indenture setting forth such amendments will be executed as soon as practicable after the Consent Time. A copy of the Corporation’s press release relating to the expiration of the consent solicitation is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1	Press Release by PacifiCare Health Systems, Inc., dated June 15, 2001, announcing the expiration of its consent solicitation pursuant to the Offer to Purchase.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: June 15, 2001	By:	/s/ SUSAN L. BERKEL

Susan L. Berkel Senior Vice President of Finance and Corporate Controller (Chief Accounting Officer)

INDEX TO EXHIBITS

99.1	Press Release by PacifiCare Health Systems, Inc., dated June 15, 2001, announcing the expiration of its consent solicitation pursuant to the Offer to Purchase.